Exhibit 10.10

SECURITIES TRANSFER AGREEMENT

This Securities Transfer Agreement is dated as of [●], 2022 (this “Transfer”), by and among Super Plus Management LLC, a Delaware company (the “Seller”), Super Plus Acquisition Corporation, a Delaware corporation (the “Company”), and the parties identified on the signature page hereto (each a “Buyer” and collectively, the “Buyers”).

WHEREAS, on the terms and subject to the conditions set forth in this Transfer, the Seller wishes to transfer to the Buyers shares of Class A common stock, $0.0001 par value (“Class A Common Stock”) of Company, a blank check company, or special purpose acquisition company, formed for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”), and the Buyers wish to purchase and receive such Initial Shares (as defined below) from the Seller.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Transfer, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Transfer of Initial Shares. Seller hereby transfers the aggregated amount of 350,000 Class A Common Stock to the Buyers (collectively, the “Initial Shares”) as listed on the Schedule I attached hereto. The Buyers have paid to the Seller an aggregate amount of $5,072.46, (the “Purchase Price”), in consideration of the transfer of the Initial Shares.

Section 2. Potential Forfeiture and Purchase of Initial Shares.

(a) In the event that the Company determines for any reason not to nominate, elect or appoint any Buyer as a member of the board of directors of the Company, or if any Buyer otherwise does not become a member of the board of directors of the Company for any reason, on or prior to the closing of the Public Offering (as defined below), such Buyer shall automatically forfeit all of the Initial Shares held by such Buyer, which Initial Shares shall automatically be transferred and returned to the Seller, and the Seller shall promptly return the applicable portion of the Purchase Price to such Buyer.

(b) The applicable Buyer shall take all actions as may be reasonably necessary to consummate any forfeiture or sale contemplated by this Section 2, including entering into agreements and delivering certificates and instruments and consents as may be deemed by Seller to be necessary or appropriate, and the applicable Buyer hereby grants to Seller and any representative designated by Seller without further action by such Buyer a limited irrevocable power of attorney to effect any forfeiture or transfer contemplated hereby on behalf of such Buyer, which power of attorney shall be deemed to be coupled with an interest.

Section 3. No Conflicts. Each party represents and warrants that neither the execution and delivery of this Transfer by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 4. Investment Representations. Each Buyer represents and warrants, with respect to himself or herself only, as set forth herein. Such Buyer hereby acknowledges that an investment in the Initial Shares involves certain significant risks. Such Buyer has no need for liquidity in its investment in the Initial Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. Such Buyer acknowledges and hereby agrees that the Initial Shares will not be transferable under any circumstances unless registered by the Company in accordance with federal and state securities laws or sold in compliance with an exemption under such laws and such transfer complies with all applicable lock-up restrictions on such Buyer (as described in the Company’s draft registration statement on Form S-1, as may be amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to a contemplated underwritten public offering by the Company (the “Public Offering”)). Such Buyer further understands and agrees that Buyer will be required to execute and deliver (a) a letter agreement including, among other provisions, the foregoing transfer restrictions, and (b) a stock escrow agreement with respect to such shares, in each case as described in the Registration Statement, and that any certificates evidencing the Initial Shares bear a legend referring to such transfer restrictions.

The Initial Shares are being acquired solely for such Buyer’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and such Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. Such Buyer has been given the opportunity to (i) ask questions of and receive answers from the Seller and the Company concerning the terms and conditions of the Initial Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Seller possess or can acquire without unreasonable effort or expense that is necessary to assist such Buyer in evaluating the advisability of the purchase of the Initial Shares and an investment in the Company. Such Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. Such Buyer is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Act. In the event such Buyer does not join the Board of Directors of the Company upon the consummation of the Public Offering (whether and either at the election of the Company or such Buyer for any reason), then the Buyer shall promptly return the Initial Shares to the Company.

Section 5.  Miscellaneous. This Transfer, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Transfer may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Transfer may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Transfer or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Transfer to be effective as of the date first set forth above.

SELLER:

Super Plus Management LLC

By:
Name:	Wei He
Title:	Manager

BUYERS:

Name: Long Yi

Name: Jing (Kan) Lu

Name: John Levy

Name: Qinbai Zhou

Name: Boling Liu

Name: Wenyuan (Brian) Zhang

COMPANY:

Super Plus Acquisition Corporation

By:
Name:	Long Yi
Title:	Chief Executive officer

[Signature Page to Securities Transfer Agreement]

Schedule I

Name of Transferee	Number of Class A Common Stock transferred from Super Plus Management LLC	Purchase Price to Super Plus Management LLC
Long Yi	170,000		$2,463.77
Jing (Kan) Lu	140,000		$2,028.99
John Levy	10,000		144.93
Qinbai Zhou	10,000		144.93
Boling Liu	10,000		144.93
Wenyuan (Brian) Zhang	10,000		144.93
	Total: 350,000	$	Total: 4,072.46

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